Exhibit 23.1

TRIEU LA W, LLC
537 Holmes Blvd., Suite A
Gretna, Louisiana 70056
Tel: (504) 301-4525    Fax: (504) 301-4683

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, China Inc..

DATED this 20th day of December, 2010.

Yours truly,

BY:      /s/ Connie P. Trieu
Connie P. Trieu